Exhibit 10.21

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment"), effective as of the 30th day of October, 1998, is entered into by and between The Brooklyn Union Gas Company, a New York Corporation, KeySpan Energy Corporation, a Delaware corporation, MarketSpan Corporation, a New York Corporation doing business as KeySpan Energy, hereinafter referred to either by company name or collectively as the "Company" and David L. Phillips, hereinafter referred to as "Employee."

      WHEREAS, Employee and The Brooklyn Union Gas Company entered into that certain EMPLOYMENT AGREEMENT (the "Agreement") effective January 1, 1997, expressly providing for the term employment of Employee by the Company in the capacity of Senior Vice President, Strategic Planning & Corporate Development.

      WHEREAS, Article III(d) of the Agreement provides that Employee shall not be eligible to participate in The Brooklyn Union Senior Executive Change of Control Severance Plan (the "BU Plan"), and Article V(a) of the Agreement provides that, notwithstanding anything contained in the BU Plan, Employee shall be entitled to specific benefits set forth in the Agreement; and

      WHEREAS, on October 30, 1998, the Board of Directors of KeySpan Energy adopted a KeySpan Energy Senior Executive Change of Control Severance Plan ("KeySpan Plan").

      NOW THEREFORE, as additional incentive to Employee in consideration for rendering services to the Company and in order to provide similar and appropriate separation benefits to Employee as are currently provided to other senior executives of the Company in similar positions, and for other good and valuable consideration the receipt and sufficiency of which are hereby, acknowledged by the Company, the undersigned hereby agrees as follows:

      1. (a) Article III(d) of the Agreement and Article V(a) of the Agreement are hereby amended to provide that Employee shall be entitled to the separation benefits and all other benefits set forth in the KeySpan Plan.

            (b) Employee and the Company acknowledge and agree that, in the event of a change of control (as such term is defined in the KeySpan Plan), Employee shall be entitled to all separation benefits in accordance with the KeySpan Plan and that such benefits shall be in lieu of and not in addition to the benefits set forth in Article V of the Agreement and that, notwithstanding anything to the contrary in the Agreement, the change of control provisions, provisions relating to Gross-Up Payments (as defined in the KeySpan Plan) and all other provisions of the KeySpan Plan shall apply when inconsistent or not addressed in the Agreement.

            (c) In accordance with Section 3.1 of the KeySpan Plan, the Company hereby agrees that Schedule I of the KeySpan Plan shall designate the Employee as a Participant (as defined in the KeySpan Plan) and, for the purposes of the KeySpan Plan, the Multiple (as defined in the KeySpan Plan) for Employee shall be equal to the Multiple set forth on Schedule I of the Key Span


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Plan for all senior executive officers of the Company.

      2. This amendment is effective as of the date above indicated.

      IN WITNESS WHEREOF, the execution hereof shall be effective as of the date hereinabove indicated.

THE BROOKLYN UNION GAS COMPANY                  EMPLOYEE

By:  /s/ Robert B. Catell                      By:   /s/ David L. PhillipsN
--------------------------                     --------------------------
Name: Robert B. Catell                          Name: David L. Phillips
Title:Chairman & CEO


KEYSPAN ENERGY CORPORATION


By:   /s/ Robert C. Catell
--------------------------
Name: Robert B. Catell
Title:Chairman & CEO


KEYSPAN ENERGY CORPORATION


By:  /s/ Robert B. Catell
----------------------------
Name: Robert B. Catell
Title:Chairman & CEO






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